INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this "Agreement") is made as of this __ day of  _____, 2010, by and between, on the one hand, Bridge Capital Holdings and Bridge Bank, National Association (Bridge Capital Holdings and Bridge Bank, National Association are sometimes referred to herein both individually and collectively as the "Company"), and, on the other hand, the employee, officer, director or agent of the Company named below (the"Indemnitee").

Recitals

A.          Bridge Capital Holdings is a California corporation and a registered bank holding company under the Bank Holding Company Act of 1956. Bridge Bank, National Association is a national banking association with its headquarters office located in San Jose, California. Bridge Capital Holdings owns all of the outstanding shares of common stock of and is the bank holding company for Bridge Bank, National Association. Indemnitee is an employee, officer, director or agent of Bridge Capital Holdings and/or Bridge Bank, National Association.

B.           The Company and the Indemnitee recognize the increasing difficulty in obtaining directors', officers', and agents' liability insurance at reasonable cost and with a scope of coverage deemed adequate to protect against litigation risks to such directors, officers and agents.

C.           The Company and the Indemnitee further recognize that conducting complex corporate business in an atmosphere of increased litigation in general, increases the exposure of directors, officers and agents to expensive litigation risks at the same time as the coverage of liability insurance may be inadequate and may cause the Company to incur substantial and unreasonable cost.

D.           The Indemnitee does not regard the current protection available through the Company's chartering documents, Bylaws and insurance policies as adequate under the present circumstances, and the Indemnitee and other directors, officers and agents of the Company may not be willing to continue to serve as directors, officers and agents without additional protection.

 E.          The Company desires to attract and retain the services of highly qualified individuals, such as the Indemnitee, to serve as directors, officers and agents of the Company and to indemnify its directors, officers and agents so as to provide them with the maximum protection permitted by law.

Based upon the facts and premises contained in the above Recitals and in consideration of the mutual promises below, the Company and the Indemnitee hereby agree as follows:

1.            Indemnification and Expense Advancement.

(a)          Action Other than by Right of the Company.   The Company shall indemnify the Indemnitee if the Indemnitee was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that the Indemnitee is or was an Agent of the Company, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in the best interests of the Company and, in the case of a criminal proceeding, has no reasonable cause to believe the conduct of the Indemnitee was unlawful.  The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in the best interests of the Company or that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

(b)          Action By or in the Right of the Company. The Company shall indemnify the Indemnitee if the Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an Agent of the Company, against expenses actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such action if the Indemnitee acted in good faith, in a manner the Indemnitee believed to be in the best interests of the Company and its shareholders; except that no indemnification shall be made under this Subparagraph (b) for any of the following:

(i)           In respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Company in the performance of the Indemnitee's duty to the Company and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

(ii)          Of  amounts paid in settling or otherwise disposing of a pending action without court approval; or

(iii)         Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

(c)           Determination of Right of Indemnification. Any indemnification under Subparagraphs (a) and (b) shall be made by the Company only if authorized in the specific case, upon a determination that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth above in Subparagraphs (a) and (b) by any of the following:
 (i)           A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(ii)          If such a quorum of directors is not obtainable, by independent legal-counsel in a written opinion;

(iii)         Approval of the shareholders by the affirmative vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of shareholders as provided in the Bylaws, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

(iv)         The court in which such proceeding is or was pending upon application made by the Company or its Agent or attorney or other person rendering services in connection with the defense, whether or not such application by the Agent, attorney or other person is opposed by the Company.

(d)           Advances of Expenses. Expenses (including attorneys' fees), costs, and charges incurred in defending any proceeding shall be advanced by the Company prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount unless it shall be determined ultimately that the Indemnitee is entitled to be indemnified as authorized in this Paragraph I.

(e)           Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Paragraph I, to the extent that the Indemnitee has been successful on the merits in a defense of any proceeding, claim, issue or matter referred to in Subparagraphs (a) and (b), the Indemnitee shall be indemnified against all expenses actually and reasonably incurred by the Indemnitee in connection therewith.

(f)           Right of the Indemnitee to Indemnification Upon Application and Procedure Upon Application. Any indemnification provided for in Subparagraphs (a), (b) or (e) shall be made no later than ninety (90) days after the Company is given notice of request by the Indemnitee, provided that such request is made after final adjudication, dismissal, or settlement unless an appeal is filed, in which case the request is made after the appeal is resolved (hereafter referred to as "Final Disposition"). Upon such notice, if a quorum of directors who were not parties to the action, suit, or proceeding giving rise to indemnification is obtainable, the Company shall within two (2) weeks call a Board of Directors meeting to be held within four (4) weeks of such notice, to make a determination as to whether the Indemnitee has met the applicable standard of conduct. Otherwise, if a quorum consisting of directors who were not parties in the relevant action, suit, or proceeding is not obtainable, the Company shall retain (at the Company's expense) independent legal counsel chosen either jointly by the Company and the Indemnitee or else by Association counsel within two (2) weeks to make such determination. If (1) at such directors meeting such a quorum is not obtained or, if obtained, refuses to make such determination or (2) if such legal counsel is not so retained or, if retained, does not make such determination within four (4) weeks, then the Board of Directors shall cause a shareholders meeting to be held within four (4) weeks to make such a determination.

If notice of a request for payment of a claim under any statute, under this Agreement, or under the Company's Articles of Association or Bylaws providing for indemnification or advance of expenses has been given to the Company by the Indemnitee, and such claim is not paid in full by the Company within ninety (90) days of the later occurring of the giving of such notice and Final Disposition in case of indemnification and twenty (20) days of the giving of such notice in case of advance of expenses, the Indemnitee may, but need not, at any time thereafter bring an action against the Company to receive the unpaid amount of the claim or the expense advance and, if successful, the Indemnitee shall also be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit, or proceeding in advance of its Final Disposition) that the Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify the Indemnitee for the amount claimed, and the Indemnitee shall be entitled to receive interim payment of expenses pursuant to Subparagraph (d) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. Neither the failure of the Company (including its Board of Directors' independent legal counsel, or its shareholders) to have made a determination that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel. or its shareholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has or has not met the applicable standard of conduct.

(g)           Other Rights and Remedies. The indemnification provided by this Paragraph 1 shall not be deemed exclusive of, and shall not affect, any other rights to which an the Indemnitee may be entitled under any law, the Company's Articles of Association, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue after the Indemnitee has ceased holding such office or acting in such official capacity and shall inure to the benefit of the heirs, executors, and administrators of the Indemnitee.

(h)           Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Paragraph I.

(i)            Optional Means of Assuring Payment. Upon request by an the Indemnitee certifying that the Indemnitee has reasonable grounds to believe the Indemnitee may be made a party to a proceeding for which the Indemnitee may be entitled to be indemnified under this Paragraph 1, the Company may, but is not required to, create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

(j)            Savings Clause. If this Paragraph 1 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify the Indemnitee as to expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding, or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Company, to the full extent permitted by any applicable portion of this Paragraph 1 that shall not have been invalidated, or by any other applicable law.

(k)          Definition of Agent.  For the purposes of this Paragraph 1, "Agent" means any person who is or was a director, officer, employee or other agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification.

(l)           Indemnification under Section 204(a)(11) of the California Corporations Code. Subject to the provisions of California Corporations Code Section 204(a)(II) and any other applicable law, notwithstanding any other provisions of this Paragraph 1, the following shall apply to the indemnification of the Indemnitee:

(i)           The Company shall indemnify the Indemnitee pursuant to this Subparagraph (1) if the Company would be required to indemnify the Indemnitee pursuant to Subparagraphs (a) or (b) if in Subparagraphs (a) or (b) the phrase "in a manner the Indemnitee reasonably believed to be in the best interests of the Company" is replaced with the phrase "in a manner the Indemnitee did not believe to be contrary to the best interests of the Company." If pursuant to Subparagraphs (c) and (f) the person making the Subparagraph (a) and/or (b) conduct standard determination determines that such standard has not been satisfied, such person shall also determine whether this Subparagraph (1) (i) conduct standard has been satisfied;

(ii)          There shall be a presumption that the Indemnitee met the applicable standard of conduct required to be met in Subparagraph (c) for indemnification, rebuttable by clear and convincing evidence to the contrary;

(iii)         The Company shall have the burden of proving that the Indemnitee did not meet the applicable standard of conduct in Subparagraph (c);

(iv)         In addition to the methods provided for in Subparagraph (c), a determination that indemnification is proper in the circumstances because the Indemnitee met the applicable standard of conduct may also be made by the arbitrator in any arbitration proceeding in which such matter is or was pending;

(v)          Unless otherwise agreed to in writing between an the Indemnitee and the Company in any specific case, indemnification may be made under Subparagraph (b) for amounts paid in settling or otherwise disposing of a pending action without court approval.

2.          Changes.

In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a California corporation to indemnify a member of its board of directors or an officer, such changes, shall be automatically, without further action of the parties, within the purview of the Indemnitee's rights and Association's obligations, under this Agreement.  In the event of any change in any applicable law, statute or rule which narrows the right to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' right and obligations hereunder. In the event of an amendment to the Company's Bylaws which expands the right to indemnify a member of its Board of Directors or an officer, such change shall be automatically, without further action of the parties, within the Indemnitee's rights and Association's obligations under this Agreement.  In the event of any amendment to the Company's Bylaws which narrows such right of a California corporation to indemnify a member of its Board of Directors or an officer, such change shall only apply to the indemnification of the Indemnitee for acts committed, or lack of action, by the Indemnitee after such amendment. The Company agrees to give the Indemnitee prompt notice of amendments to the Company's Bylaws which concern indemnification.

3.           Nonexclusivity.

The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which the Indemnitee may be entitled under the Company's Articles of Association, its Bylaws, any agreement, any vote of shareholders or disinterested directors, the California Corporations Code, or otherwise, both as to action in the Indemnitee's official capacity and as to action in any other capacity while holding such office (an "Indemnified Capacity"). The indemnification provided under this Agreement shall continue as to the Indemnitee for any action taken or not taken while serving in an Indemnified Capacity even though he may have ceased to serve in an Indemnified Capacity at the time of any action, suit or other covered proceeding.

4.           Partial Indemnification.

If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgment, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such expenses, judgments, fines or penalties to which the Indemnitee is entitled.

 5.          Mutual Acknowledgement.

Both the Company and the Indemnitee acknowledge that in certain instances, federal law or public policy may override applicable law and prohibit the Company from indemnifying its' directors and officers under this Agreement or otherwise. For example, the Company and the Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. The Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit questions of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify the Indemnitee.  Furthermore, the Indemnitee and Association acknowledge that the extent of indemnification permissible under Section 204(a)(11) of the California Corporations Code has not been judicially determined; therefore, the enforceability of the Indemnitee's rights under Subparagraph (1) is uncertain.

6.           Severability.

Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of the Agreement. If the application of any provision or provisions of the Agreement to any particular facts or circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then (i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby and (ii) such provision(s) shall be reformed without further action by the parties to make such provision(s) valid and enforceable when applied to such facts and circumstances with a view toward requiring Association to indemnify the Indemnitee to the fullest extent permissible by law.

7.           Exceptions.

Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)            Regulatory Agency Proceedings. To indemnify the Indemnitee for expenses, penalties or other payments incurred in an administrative proceeding or action instituted by a bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by the Indemnitee in the form of payments to the Company, or to make payments which are prohibited by applicable rules or regulations promulgated by the Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, or any other regulatory agency having jurisdiction over the Company including, without limitation, any payments prohibited under the provisions of Section 7.2014 of Chapter 12 of the Code of Federal Regulations or Section 1828(k) of Chapter 12 of the United States Code, and any amendments thereto or similar successor statute.

(b)           Claims Initiated by the Indemnitee.  To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims (except counterclaims or cross-claims) initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required by the California Corporations Code, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate; or

(c)           Lack of Good Faith. To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

(d)           Insured Claims. To indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to the Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company; or

(e)           Claims under Section 16(b).   To indemnify the Indemnitee for expenses or the payment of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

(f)            Claims under the Securities Act of 1933 as amended.  To indemnify the Indemnitee against liabilities arising under the Securities Act of 1933, as amended (the "Act"), as to which the Securities and Exchange Commission has expressed its opinion that indemnification of directors, officers and controlling persons of the Company against liabilities arising under the Act is against public policy as expressed in the Act and is, therefore, unenforceable. Notwithstanding the foregoing, in the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities which have been registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will he governed by the final adjudication of such issue.

8.           Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

9.           Successors and Assigns.

This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Indemnitee and the Indemnitee's estate, heirs, and legal representatives and permitted assigns. The Indemnitee may not assign this Agreement without the  prior written consent of the Company.

10.         Attorneys' Fees.

In the event that any action is instituted by the Indemnitee under this Agreement to enforce or interpret any of the terms hereof, the Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by the Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by the Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by the Indemnitee in defense of such action (including with respect to the Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of the Indemnitee's material defenses to such action were made in bad faith or were frivolous.

11.         Notice.

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown under Authorized Signatures at the end of this Agreement, or as subsequently modified by written notice.

12.         Paragraph Headings.

The Paragraph and Subparagraph headings in this Agreement are solely for convenience and shall not be considered in its interpretation.

13.         Waiver.

A waiver by either party of any term or condition of the Agreement or any breach thereof, in anyone instance, shall not be deemed or construed to be a waiver of such term or condition or of any subsequent breach thereof.

14.         Entire Agreement; Amendment.

This instrument contains the entire integrated Agreement between the parties hereto and supersedes all prior negotiations, representations or agreements, whether written or oral except for the Company's Articles of Association and Bylaws. It may be amended only by a written instrument signed by a duly authorized officer of the Company and by the Indemnitee.

15.         Choice of Law and Forum.

Except for that body of law governing choice of law, this Agreement shall be governed by, and construed in accordance with, internal laws of the State of California which govern transactions between California residents. The parties agree that any suit or proceeding in connection with, arising out of or relating to this Agreement shall be instituted only in a court (whether federal or state) located in Santa Clara County in the State of California, and the parties, for the purpose of any such suit or proceeding, irrevocably agree and submit to the personal and subject matter jurisdiction and venue of any such court in any such suit or proceeding and agree that service of process may be effected in the same manner notice is given pursuant to Section 11 above.

16.         Consideration.

Part of the consideration the Company is receiving from the Indemnitee to enter into this Agreement is the Indemnitee's agreement to serve or to continue to serve, as applicable, for the present as an Agent of the Company.  Nothing in this Agreement shall preclude the Indemnitee from resigning as an Agent of the Company nor the Company, by action of its shareholders, Board of Directors, or officers, as the case may be, from terminating the Indemnitee's services as an Agent, as the case may be, with or without cause,

In order to bind the parties to this Indemnification Agreement, their duly authorized representations have signed their names below on the dates indicated.

BRIDGE CAPITAL HOLDINGS		INDEMNITEE

By:		Signature:
President and Chief Executive Officer

Date:	Date:

BRIDGE BANK, NATIONAL ASSOCI TION

By:
President and Chief Executive Officer

Date: